Exhibit 10.20

April 1, 2024

Peter Donato

7625 Misty Spring Court

Mason, OH 45040

RE:Amendment to your March 14, 2023 offer letter (“Offer Letter”)

Dear Peter:

In recognition of the services that you have provided to Zomedica, and in consideration for your continued service, I am pleased to extend this letter of amendment to your Offer Letter. Effective upon your countersignature below, the following shall be incorporated into your Offer Letter:

Termination Payment. In the event your employment with Zomedica is terminated (a) by Zomedica for any reason other than for Cause, or (b) by you for Good Reason, then Zomedica will: (i) immediately pay an amount equal to one-half of your then current annual base salary, (ii) immediately pay a pro-rated portion of your applicable annual potential bonus, and (iii) if you are eligible for and elect continuation of insurance coverage (for you and your family, as applicable) and in accordance with applicable laws and plans, reimburse you for the premium costs of such continuation coverage, at the same level of coverage that was in effect as of the date of severance, for up to six months. Payment of these termination benefits will be conditioned upon your signing a release of claims in favor of Zomedica. For purposes of this paragraph:

(A)

“Cause” shall mean (1) your conviction of a felony, (2) your gross misconduct, theft or fraudulent act or if you act dishonestly with respect to any business of Zomedica, (3) your breach of any fiduciary duty to Zomedica, (4) you have committed a material violation of one or more of Zomedica’s policies that has or may have a material adverse effect on Zomedica, or (5) you fail to perform your duties as required by the CEO, and you fail to cure such failure after thirty (30) days’ notice, and

(B)

“Good Reason” shall mean (1) your demotion through the transfer to another person of all or a substantial portion of your responsibilities as Chief Financial Officer, (2) Zomedica requiring that you relocate more than 150 miles from Ann Arbor, or (3) Zomedica’s failure to pay your base salary, benefits or earned bonus in accordance with the terms of your Offer Letter.

100 Phoenix Drive, Suite 125, Ann Arbor, MI 48108	P: +1 734-369-2555	www.zomedica.com

Again, I appreciate all that you do for Zomedica!

Sincerely,

Larry Heaton
CEO

Acceptance:
My signature below indicates that I agree to the terms of this letter amending my Offer Letter.
04/01/2024
Peter Donato	Date

100 Phoenix Drive, Suite 125, Ann Arbor, MI 48108	P: +1 734-369-2555	www.zomedica.com